Exhibit 99.1
Nautilus Biotechnology Reports Fourth Quarter and Fiscal Year 2022 Financial Results
SEATTLE, WA, February 23, 2023 – Nautilus Biotechnology, Inc. (NASDAQ: NAUT; or “Nautilus”), a company pioneering a single molecule proteome analysis platform, today reported financial results for the fourth quarter and fiscal year ended December 31, 2022.
Recent Highlights

•Announced a strategic partnership with the Translational Genomics Research Institute (TGen) to explore the utility of the Nautilus platform for studying specific protein targets in diffuse intrinsic pontine glioma (DIPG), a rare and often fatal childhood cancer.
•Presented a poster at the HUPO World Congress that demonstrated decoding of a model protein from an experiment of several dozen multi-affinity probes across 70 cycles.
•Announced an expansion of Nautilus’ geographic footprint with the opening of an office in San Diego’s University Town Center, one of the largest and most talent-rich biotechnology and pharmaceutical hubs in the country.
•Reported Q4 2022 expenses below peak spending levels reached in Q4 of the prior year, helping to maintain cash runway well into 2025.

“We made good progress on key scientific and business objectives in 2022 despite challenging macroeconomic conditions”, said Sujal Patel, CEO of Nautilus. “We presented scientific posters throughout the year that articulated key elements of our single-molecule approach to proteomics, strengthened the core leadership of our R&D team, and dramatically expanded our development organization, all while tightly and successfully managing operating expenses. We very much look forward to building on the successes of 2022 as we move through 2023 on our way to a commercial launch and beyond.”
Fiscal Year 2022 Financial Results
Operating expenses were $63.6 million for the year-ended December 31, 2022, a $13.1 million or 26% increase from $50.5 for the year ended December 31, 2021. The increase in operating expenses was driven primarily by an increase in headcount to support ongoing development of our products as well as the costs associated with being a public company.
Net loss was $57.9 million for the year-ended December 31, 2022, as compared to a net loss of $50.3 million for the corresponding prior year period.

Cash, cash equivalents, and investments were $313.6 million as of December 31, 2022.
Webcast and Conference Call Information
Nautilus will host a conference call to discuss the fourth quarter and fiscal year 2022 financial results, business developments and outlook before market open on Thursday, February 23, 2023 at 5:30 AM Pacific Time / 8:30 AM Eastern Time. Live audio of the webcast will be available on the “Investors” section of the company website at: www.nautilus.bio.
About Nautilus Biotechnology, Inc.
Based in Seattle, Washington, Nautilus is a development stage life sciences company creating a platform technology for quantifying and unlocking the complexity of the proteome. Nautilus’ mission is to transform the field of proteomics by democratizing access to the proteome and enabling fundamental advancements across human health and medicine. To learn more about Nautilus, visit www.nautilus.bio
Special Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws. Forward-looking statements in this press release include, but are not limited to, statements regarding Nautilus’ expectations regarding the company’s business operations, financial performance and results of operations; expectations with respect to any revenue timing or projections, expectations with respect to the timing of the launch of Nautilus’ product platform and full commercial availability, the functionality and performance of Nautilus’ product platform, its potential impact on providing proteome access, pharmaceutical development and drug discovery, expanding research horizons, and enabling scientific explorations and discovery, and the present and future capabilities and limitations of emerging proteomics technologies. These statements are based on numerous assumptions concerning the development of Nautilus’ products, target markets, and other current and emerging proteomics technologies, and involve substantial risks, uncertainties and other factors that may cause actual results to be materially different from the information expressed or implied by these forward-looking statements. Risks and uncertainties that could materially affect the accuracy of Nautilus’ assumptions and its ability to achieve the forward-looking statements set forth in this press release include (without limitation) the following: Nautilus’ product platform is not yet commercially available and remains subject to significant scientific and technical development, which is inherently challenging and difficult to predict, particularly with respect to highly novel and complex products such as those being developed by Nautilus. Even if our development efforts are successful, our product platform will require substantial validation of its functionality and utility in life science research. In the course of Nautilus’ scientific and technical development and associated product validation and commercialization, we may experience material delays as a result of unanticipated events. We cannot provide any guarantee or assurance with respect to the outcome of our development, collaboration, and commercialization initiatives or with respect to their associated timelines. For a more detailed description of additional risks and uncertainties facing Nautilus and its development efforts, investors should refer to the information under the caption “Risk Factors” in our Annual Report on Form 10-K to be filed for the year ended December 31, 2022. The forward-looking statements in this press release are as of the date of this press release. Except as otherwise required by applicable law, Nautilus disclaims any duty to update any forward-looking statements. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Disclosure Information

Nautilus uses filings with the Securities and Exchange Commission, its website (www.nautilus.bio), press releases, public conference calls, public webcasts, and its social media accounts as means of disclosing material non-public information and for complying with Regulation FD. Therefore, Nautilus encourages investors, the media, and others interested in Nautilus to review the information it makes public in these locations, as such information could be deemed to be material information.
Media Contact
press@nautilus.bio
Investor Contact
investorrelations@nautilus.bio

Nautilus Biotechnology, Inc. Consolidated Balance Sheets As of December 31, 2022 and 2021 (Unaudited)

(in thousands)	December 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$114,523	$185,619
Short-term investments	69,948	160,110
Prepaid expenses and other current assets	2,738	3,493
Total current assets	187,209	349,222
Property and equipment, net	3,700	2,483
Operating lease right-of-use assets	28,866	29,377
Long-term investments	129,169	16,371
Other long-term assets	1,108	997
Total assets	$350,052	$398,450
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,272	$1,723
Accrued expenses and other liabilities	3,528	3,119
Current portion of operating lease liability	1,991	970
Total current liabilities	6,791	5,812
Operating lease liability, net of current portion	28,337	29,062
Total liabilities	35,128	34,874

Stockholders’ equity:
Preferred stock	—	—
Common stock	12	12
Additional paid-in capital	455,330	444,388
Accumulated other comprehensive loss	(1,854)	(184)
Accumulated deficit	(138,564)	(80,640)
Total stockholders’ equity	314,924	363,576
Total liabilities and stockholders’ equity	$350,052	$398,450

Nautilus Biotechnology, Inc. Consolidated Statements of Operations Three Months and Year Ended December 31, 2022 and 2021 (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except share and per share amounts)	2022	2021	2022	2021
Operating expenses:
Research and development	$9,587	$9,893	$37,672	$29,352
General and administrative	6,717	6,923	25,946	21,146
Total operating expenses	16,304	16,816	63,618	50,498
Other income (expense):
Interest income	2,887	160	5,816	329
Other expense	8	(33)	(122)	(146)
Total other income	$2,895	$127	$5,694	$183
Net loss	$(13,409)	$(16,689)	$(57,924)	$(50,315)
Net loss per share attributable to common stockholders, basic and diluted	$(0.11)	$(0.13)	$(0.46)	$(0.60)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted (1)	124,789,542	124,232,794	124,589,555	84,464,081

(1) The weighted-average number of shares of Common Stock outstanding prior to the Business Combination have been retroactively restated to reflect the exchange ratio of approximately 3.6281 established in the Business Combination.

Nautilus Biotechnology, Inc. Consolidated Statements of Cash Flows Year Ended December 31, 2022 and 2021 (Unaudited)

(in thousands)	Year Ended December 31, 2022	Year Ended December 31, 2021
Cash flows from operating activities
Net loss	$(57,924)	$(50,315)
Adjustments to reconcile net loss to net cash used in operating activities
Stock-based compensation	10,380	7,934
Amortization of operating lease right-of-use assets	2,199	1,823
Depreciation	1,217	1,019
Amortization (accretion) of premiums (discount) on securities, net	(890)	183
Changes in operating assets and liabilities:
Prepaid expenses and other assets	756	(2,750)
Accounts payable	(561)	1,261
Accrued expenses and other liabilities	409	2,255
Operating lease liabilities	(1,392)	(788)
Net cash used in operating activities	(45,806)	(39,241)
Cash flows from investing activities
Purchases of securities	(186,591)	(221,795)
Purchases of property and equipment	(2,324)	(2,269)
Proceeds from maturities of securities	163,175	85,100
Net cash used in investing activities	(25,740)	(138,964)
Cash flows from financing activities
Proceeds from exercise of stock options	330	167
Proceeds from issuance of common stock under employee stock purchase plan	232	—
Net proceeds from reverse recapitalization and PIPE financing	—	335,409
Payments of offering costs	—	(8,129)
Net (decrease) increase in cash, cash equivalents and restricted cash	(70,984)	149,242

Cash, cash equivalents and restricted cash at beginning of period	186,461	37,219
Cash, cash equivalents and restricted cash at end of period	$115,477	$186,461